EXHIBIT 10.14
                           CONVERTIBLE PROMISSORY NOTE

$500,000.00             March    , 2000                Tustin, California
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         FOR VALUE RECEIVED, McGlen Internet Group, Inc., a Delaware corporation
("Borrower") hereby covenants and promises to pay to the order of ("Lender"), Dollars ($ ) in lawful money of the United States of America (the "Loan"), accruing interest at the rate of 10% per annum. The interest rate shall be reduced by one percentage point if the Loan is fully repaid within 120 days from the day of receipt of the Loan by Borrower (the "Closing"). Principal, interest, and other costs hereunder shall be due and payable to Lender of this Convertible Promissory Note (this "Note") on or before September 31, 2000 (the "Due Date").

         Payments will be made in legal tender of the United States of America. Borrower shall have the right to prepay without penalty all or any part of the unpaid balance of this Note at any time, provided Borrower gives Lender 5 days advanced written notice to convert this Note, where applicable, as described below. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. All payments made pursuant to this Note will be first applied to accrued and unpaid interest, if any, then to other proper charges under this Note and the balance, if any, to principal.

         If Borrower does not have capital infusion, investment or any type of financing within 6 months of the Closing, Lender may at Lender's option, within 18 months of the Closing, convert the then outstanding balance of this Note into shares of Borrower's common stock at 90% of the low five-day daily volume weighted average price (VWAP) of Borrower's common stock as reported by Bloomberg Financial using the AQR function for the 22 consecutive trading days prior to the trading day on which the notice of conversion is transmitted by Lender. (the "Conversion Price"). The common stock issuable upon conversion of this Note (the "Conversion Shares") shall be entitled to "piggyback" registration rights entitling Lender to include the Conversion Shares in any applicable registration statement filed by Borrower or its successors in interest. Borrower shall bear and pay all expenses incurred in connection with any registration, filing with respect to the registration of the Conversion Shares except for taxes, underwriter discounts and commissions.

         Borrower shall issue to Lender a warrant,( which shall be executed and delivered within 30 days of the Closing), pursuant to which Lender may within 18 months from the Closing, purchase the number of shares of Borrower's common stock equal to 33% of the Conversion Shares at 115% of the average closing price of Borrower's common stock for the 10 consecutive trading days prior to the Closing Date (the "Warrant"). If the Loan is not fully repaid by the Due Date, Lender may within 18 months from the Closing, purchase an additional number of shares of Borrower's common stock equal to 17% of the Conversion Shares at 115% of the average closing price of Borrower's common stock for the 10 consecutive




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trading  days  prior  to  the  Closing  Date  (the  "Additional  Warrant").  The
Additional Warrant shall be executed and delivered within 10 business days from the Due Date.

         Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest hereunder, will become immediately all due and payable without further notice at the option of Lender upon any of the following (the "Acceleration Date"): (i) the occurrence of an event of default under this Note, which is not cured within twenty (20) days after written notice to Borrower by Lender; (ii) Borrower ceases to carry on its business on a regular basis or enters into an agreement to sell substantially all of its assets or an agreement whereby it merges into, consolidates with or is acquired by any other business entity unless such surviving entity assumes the obligations under this Note; or (iii) Borrower makes any assignment for the benefit of its creditors, makes any election to wind up or dissolve or becomes unable to pay Borrower's debts as they mature, becomes insolvent or the subject of any proceeding under any bankruptcy, insolvency or debtor's relief law.

         If any amount payable to Lender under this Note is not received by Lender on the Due Date, then such amount (the "Delinquent Amount") will bear interest from and after the Due Date until paid at an annual rate of interest equal to the greater of (i) eleven percent (11%), (ii) the advance rate to member banks on the Acceleration Date as established by the Federal Reserve Bank of San Francisco, pursuant to Section 13 of the Federal Reserve Act, plus five percentage points, or (iii) the maximum rate then permitted by law (the "Default Rate"). If the maximum rate then permitted by law is lower than 11%, the maximum legal rate shall be the Default Rate. In addition, Borrower will also pay to Lender a late payment processing fee ("Late Fee") in an amount each month equal to two percent (2%) of each Delinquent Amount to defray the expense incident to the administration, processing and collection of each Delinquent Amount.

         This Note will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute, action or proceeding concerning this Note will be initiated, maintained, heard and decided exclusively in Orange County, California. The prevailing party in any action, litigation or proceeding including any appeal or the collection of any judgment concerning this Note will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees. This Note may not be changed, modified, amended or terminated orally..



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Dated as of March __, 2000
                                   "BORROWER"

                                   McGLEN INTERNET GROUP, INC.,
                                   a Delaware corporation

                                   By:  /s/George Lee
                                        -------------
                                        George Lee, Chief Executive Officer

Accepted by:

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Its:

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